SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SOUTHWEST GAS CORP

          GAMCO INVESTORS, INC.

                                 3/24/99            8,700-             *DO
                                 4/27/99            3,000            28.2500
                                 4/16/99              300-           27.0625
                                 3/17/99            1,300-           27.0000
                                 3/10/99            3,500-           27.8214
                                 3/09/99            1,500-           27.9375















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.